Exhibit 10.1

INDEMNIFICATION AGREEMENT

dated as per

between

Sportradar Group AG, Feldlistrasse 2, 9000 St. Gallen, Switzerland

(hereinafter referred to as “Company”)

and

(hereinafter referred to as “Indemnitee”)

regarding

the indemnification of the Indemnitee

RECITALS

(A)	WHEREAS the Indemnitee has been elected to serve on the Board of Directors of the Company (the “Board”);

(B)

WHEREAS it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving as members of the Board to the fullest extent permitted by applicable law so that they will serve, or continue to serve, in such capacity free from undue concern that they will not be so indemnified; and

(C)	WHEREAS the Indemnitee is willing to serve and continue to serve on the Board on the condition that he be so indemnified.

NOW, THEREFORE, the Company and the Indemnitee agree as follows:

1.	RIGHT TO INDEMNIFICATION

(a)

The Indemnitee shall be entitled to indemnification pursuant to this Section 1 to the fullest extent permitted by applicable law if, by reason of his Corporate Status (whether prior to, on or after the date of this Agreement), he is, or is threatened to be made, party to or participant in or otherwise is involved in any Proceeding, irrespective of whether such Proceeding has been brought by or in the right of the Company or otherwise. Pursuant to this Section 1, the Company shall indemnify and hold harmless the Indemnitee to the fullest extent permitted by applicable law from and against all Losses which he shall or may incur or sustain in connection with such Proceeding by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of his duty, or alleged duty, or by reason of the fact that he is or was a member of the Board, if he acted in good faith and reasonably believed he was acting in the best interest of the Company, and in addition, with respect to any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b)	Notwithstanding the foregoing, the Company shall not indemnify the Indemnitee in respect of any claim, issue or matter if

(i)

the Indemnitee’s actions or omissions constitute an intentional or grossly negligent breach of his or her duties to the Company or its Subsidiaries under applicable law or under his or her employment or mandate agreement; or

(ii)

the Indemnitee’s actions or omissions were committed in bad faith or in a situation where he or she willfully or grossly negligently acted in a conflict of interest with the best interests of the Company and its Subsidiaries; or

(iii)	a court of law holds the above indemnification provision not to be enforceable under applicable law;

provided, however, that to the extent applicable law changes after the date of this Agreement so that the Company may, under such law, at the applicable time, indemnify the Indemnitee to an extent greater than provided in this Section 1(b) (as a result of the restrictions contained in this Section 1(b)), the Company shall indemnify the Indemnitee without regard to the restrictions contained in this Section 1(b) to the fullest extent permitted under applicable law at such time.

(c)

To the fullest extent permitted under applicable law, the Company waives, and undertakes to cause its Subsidiaries to waive, any claims it may have against the Indemnitee for loss, damage or costs howsoever caused to the Company and/or any of its Subsidiaries by reason of his Corporate Status, unless

(i)

any such loss, damage or cost is attributable to any conduct, actions or omissions which constitute an intentional or grossly negligent breach of the Indemnitee’s duties to the Company or its Subsidiaries under statutory law or under his or her employment agreement; or

(ii)

any actions or omissions committed by the Indemnitee in bad faith or in a situation where he or she willfully or grossly negligently acted in a conflict of interest with the best interests of the Company or its Subsidiareis;

provided, however, that to the extent applicable law changes after the date of this Agreement so that the Company may, under such law, at the applicable time, waive, or cause its Subsidiaries to waive, such claims against the Indemnitee to an extent greater than provided in this Section 1(c)(as a result of the restrictions contained in this Section 1(c)), the Company shall waive, or cause its Subsidiaries to waive, such claims against the Indemnitee without regard to the restrictions contained in this Section 1(c) to the fullest extent permitted under applicable law at such time.

(d)	Section 1(a) and Section 1(c) shall apply mutatis mutandis to any decision for final assumption of any advances made to the Indemnitee.

2.	PARTIAL INDEMNIFICATION

If the Indemnitee is not wholly successful in defense of any Proceeding but is successful on the merits as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, subject to the limitations set forth in Section 1, indemnify the Indemnitee against all Losses actually and reasonably incurred by him or on his behalf in connection with each such successfully resolved claim, issue or matter. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3.	INDEMNIFICATION FOR EXPENSES AS A WITNESS

Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith to the fullest extent permitted by applicable law.

4.	ADVANCE OF EXPENSES

(a)

Subject to Section 11 below, the Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding not initiated by the Indemnitee within 30 (thirty) calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding; provided, however, that the persons making the determination of the Indemnitee’s entitlement to indemnification of Losses or advance of Expenses under Section 5 (the “Reviewing Party”) of this Agreement have not determined that the Indemnitee would not be permitted to be indemnified for the Expenses advanced under applicable law or under the terms and conditions of this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses.

(b)

The Company’s obligation to advance Expenses pursuant to Section 4(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified, the Company shall be entitled to be reimbursed by the Indemnitee (who agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings pursuant to Section 7 of this Agreement to secure a determination that Indemnitee should be indemnified for Expenses under applicable law and the terms of this Agreement, any determination made by the Reviewing Party to the contrary shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expenses advanced until a final arbitral determination is made with respect thereto. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company within 30 (thirty) calendar days following the determination that the Indemnitee would not be entitled to the advance of Expenses.

(c)	The Company shall not impose any different or additional conditions to advancement of Expenses under this Section 4.

5.	PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION OF LOSSES OR ADVANCE OF EXPENSES

(a)

To obtain indemnification of Losses and/or an advance of Expenses under this Agreement, the Indemnitee shall submit to the Corporate Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification or advance. The Corporate Secretary of the Company shall, promptly upon receipt of such a request for such indemnification or advance, advice the Board in writing that the Indemnitee has requested such indemnification or advance.

(b)

Upon written request by the Indemnitee for indemnification or advance pursuant to Section 5(a), a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even if less than a quorum.

(c)

If the Disinterested Directors or, determine(s) that the Indemnitee is entitled to indemnification of Losses and/or advance of Expenses, payment to the Indemnitee shall be made within 10 (ten) calendar days after such determination. The Indemnitee shall cooperate with the persons making such determination with respect to the Indemnitee’s entitlement to indemnification for Losses or advance of Expenses, including providing to such person(s) or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Subject to the provisions of Section 7, any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person(s) making such determination shall be borne by the Company, and the Company hereby agrees to indemnify and hold the Indemnitee harmless from such costs and expenses. In the event the Indemnitee is determined not entitled to indemnification, the Company shall give, or cause to be given to, the Indemnitee written notice thereof specifying the reason therefor, including any determination of fact or conclusion of law relied upon in reaching such determination.

6.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

(a)

In making a determination with respect to whether the Indemnitee is entitled to indemnification of Losses or advance of Expenses hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to such indemnification or advance under this Agreement if the Indemnitee has submitted a request for such indemnification or advance in accordance with Section 5(a) of this Agreement, and the Company shall have the burden of proof in seeking to overcome this presumption.

(b)

Subject to the terms of Section 1 above, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, award, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification of Losses or advance of Expenses or create a presumption that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in the best interest of the Company.

7.	REMEDIES OF THE INDEMNITEE

(a)

In the event that (i) a determination is made pursuant to Section 5 of this Agreement that the Indemnitee is not entitled to indemnification of Losses or advance of Expenses under this Agreement, (ii) the advance of Expenses is not timely made pursuant to Section 4 of this Agreement, or (iii) payment of indemnification of Losses is not made within 30 (thirty) calendar days after a determination has been made that the Indemnitee is entitled to such indemnification, the Indemnitee shall be entitled to an adjudication of such indemnification of Losses or advancement of Expenses by an arbitral tribunal appointed in accordance with Section 18(b).

(b)

In the event that a determination is made pursuant to Section 5 of this Agreement that the Indemnitee is not entitled to indemnification of Losses or advance of Expenses, any arbitration commenced pursuant to this Section 7 shall not be prejudiced by reason of that adverse determination. In any arbitral proceeding commenced pursuant to this Section 7, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification of Losses or advance of Expenses, as the case may be. If the Indemnitee commences an arbitral proceeding pursuant to this Section 7, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4 unless and until a final and non-appealable award or judgment of a competent arbitral tribunal is rendered that the Indemnitee is not entitled to indemnification.

(c)

In the event that the Indemnitee, pursuant to this Section 7, seeks an arbitral adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such arbitral adjudication; provided, however, that if the arbitral tribunal confirms the decision that the Indemnitee is not entitled to recover from the Company, then the Expenses incurred by the Indemnitee in connection with the arbitral adjudication shall be borne by the Indemnitee. If it shall be determined in such arbitral adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such arbitral adjudication shall be appropriately prorated.

8.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION

(a)

The rights of indemnification of Losses and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Association of the Company, any agreement, a vote of shareholders of the Company or a resolution of directors of the Company, or otherwise.

(b)

The Indemnitee acknowledges that (i) payments under this Agreement may need to be approved by the shareholders’ meeting of the Company in accordance with the applicable provisions of the Company’s articles of association and the Swiss Ordinance against excessive Compensation of listed stock corporations of November 20, 2013 (OaeC) and the provisions of the revised Code of Obligations, respectively, should the latter replace the provisions of the OaeC during the term of this Agreement, and (ii) may need be disclosed in the Company’s annual compensation report.

(c)

To the extent that the Company maintains an insurance policy or policies (including through self-insurance arrangements) providing liability insurance for directors or officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.

(d)

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e)

The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

9.	DURATION OF AGREEMENT

This Agreement shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of serving as a director of the Company, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification of Losses or advance of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 7 of this Agreement relating thereto and shall continue regardless of any change in the Corporate Status of an Indemnitee. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, administrators and personal and legal representatives.

10.	SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

11.	EXCEPTIONS TO THE RIGHT OF INDEMNIFICATION OF LOSSES OR ADVANCE OF EXPENSES

Any other provisions in this Agreement notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)

to indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

(b)

to indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if an arbitral tribunal determines that any of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous;

(c)

to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy of the Group or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision. In the event that such actual payment is made under any insurance policy or indemnity provision after the Company has made an indemnity under this Policy, the Indemnitee shall promptly reimburse the Company for such indemnity in the amount of such payment; or

(d)

to the extent that payment has actually been made to the Indemnitee by or on behalf of the opposing party according to a court sentence, judgment or settlement in court or outside the court. In the event that such actual payment is made after the Company has made an indemnity under this Agreement, the Indemnitee shall promptly reimburse the Company for such indemnity in the amount of such payment; or

(e)

to indemnify the Indemnitee on account of any Proceeding with respect to (i) remuneration paid to the Indemnitee if it is determined by judgment or other adjudication that such remuneration was in violation of law, (ii) which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute, or (iii) which it is determined by judgment or other adjudication that the Indemnitee’s conduct was knowingly fraudulent or dishonest.

12.	IDENTICAL COUNTERPARTS

This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

13.	DEFINITIONS

For purposes of this Agreement:

(a)

Business Association means a general or limited partnership, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization doing business, a government or any department or agency thereof, a joint venture, alliance or any other person or entity doing business.

(b)	Company means Sportradar Group AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland.

(c)

Control shall be deemed to exist if the Company (either alone or with one of its Subsidiaries) owns directly or indirectly more than half of the voting rights or equity capital of a Business Association, or is otherwise able to exercise a controlling influence over another person or Business Association.

(d)

Corporate Status describes the status of a person who is or was a director or an executive officer of the Company or a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise that he is or was serving at the request of the Company.

(e)	Disinterested Director means a director of the Company who is not conflicted under Swiss law to deliberate and vote on a request to for indemnification or advance.

(f)

Expenses shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(g)	Group means the Company and its direct or indirect subsidiaries.

(h)	Indemnitee means the individual person identified on the cover page to this Agreement.

(i)	Loss(es) shall include all losses, damages, liabilities (including monetary judgments, fines, penalties, amounts paid in settlement) and Expenses arising out of or relating to a Proceeding.

(j)

Proceeding includes any threatened, pending or completed action, suit, claim, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including appeals and petitions therefrom, except for one initiated by the Indemnitee pursuant to Section 7 to enforce his rights under this Agreement.

(k)	Reviewing Party has the meaning set forth in Section 4(a).

(l)	Subsidiary means any Business Association which is Controlled by the Company.

14.	MODIFICATION AND WAIVER

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15.	PARTICIPATION BY THE COMPANY

(a)

The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that it shall be agreed and understood that any failure or delay in notifying the Company will not relieve the Company of the obligation to indemnify the Indemnitee under this Agreement.

(b)	Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee notifies the Company of:

(i)	The Company will be entitled to participate therein at its own expense; and

(ii)

Except as otherwise provided in this Section 15(b), the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (x) the employment of counsel by the Indemnitee has been authorized in writing by the Company, (y) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action or (z) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (y) above.

(c)

The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without such Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

(d)

Irrespective of which party to this agreement participates in a Proceeding, both the Company and the Indemnitee undertake to cooperate and to provide each other with all information reasonably necessary in order to defend any claims against the Indemnitee.

16.	NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (b) mailed by registered mail with postage prepaid, on the third business day after the date on which it is so mailed: (i) if to the Company ; and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 16.

17.	GOVERNING LAW; ARBITRATION

(a)	The Parties agree that this Agreement shall be governed by, and construed in accordance with, the substantive laws of Switzerland.

(b)

Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, or the breach thereof, shall be settled, to the exclusion of the ordinary courts, by arbitration administered by the Swiss Chamber of Commerce in accordance with the Swiss Rules of International Arbitration in force on the date when the notice of arbitration is submitted in accordance with the aforementioned Rules. The number of arbitrators shall be three. The seat of the arbitration shall be New York City, New York, United States of America. The arbitral proceedings shall be conducted in the English language.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

SIGNATURES

St. Gallen	Sportradar Group AG

_________________ _________________
Name: Name:

Place: ______________________

______________________ Name of Indemnitee